EXHIBIT 5.1

March 8, 2023

Brown-Forman Corporation

850 Dixie Highway

Louisville, Kentucky 40210

Brown-Forman Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Brown-Forman Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminable amount of debt securities of the Company (the “Debt Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We understand that the Debt Securities, which are described in the Registration Statement, will be issued pursuant to the indenture, dated as of April 2, 2007 (as previously amended and supplemented, the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which may be amended and supplemented from time to time by supplemental indentures thereto to be entered into between the Company and the Trustee in connection with the issuance of the Debt Securities (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the documents incorporated by reference therein and the exhibits thereto;

(b) the prospectus contained in the Registration Statement (the “Prospectus”); and

(c) the Base Indenture.

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In addition, we have examined and relied upon the following:

(i) a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Company’s Restated Certificate of Incorporation and the Certificate of Amendment of Restated Certificate of Incorporation and the Company’s By-laws, as amended and restated (collectively, the “Organizational Documents”), and (B) the resolutions of the Company’s Board of Directors (the “Board”) authorizing the filing of the Registration Statement and the issuance of the Debt Securities by the Company subject to (1) in the case of each issuance of Debt Securities, a specified further authorization for the issuance, execution, delivery and performance by proper action of the Board or an authorized committee of the Board (the “Authorizing Resolutions”) and (2) the other qualifications set forth therein;

(ii) a certificate, dated March 8, 2023, issued by the Secretary of State of the State of Delaware, attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the law of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company (if any) set forth in the Indenture, as applicable, and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Indenture, as applicable, and any other documents submitted to us are genuine. All individuals who have signed or will sign the Indenture, as applicable, and any other documents delivered to us have the legal capacity to execute such documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Indenture (other than any individual), as applicable, (i) were, are or will be, as of the date the Indenture was or is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company and (ii) had, have or will have, as of the date the Indenture was or is executed and delivered, the power and authority to execute, deliver and perform the Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date of this opinion letter.

(e) Authorization, Execution and Delivery of Documents by Certain Parties. The Indenture and the documents required or permitted to be delivered under it, as applicable, (i) have been or will be, as of the date the Indenture was or is executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties to the Indenture and (ii) have been or will be, as of the date the Indenture was or is executed and delivered, duly executed and delivered by the parties, except that no such assumptions are made as to the Company as of the date of this opinion letter.

(f) Documents Binding on Certain Parties. The Indenture and the documents required or permitted to be delivered thereunder, as applicable, were, are or will be, as of the date the Indenture was or is executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as of the date of this opinion letter.

(g) Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the Base Indenture.

(h) Noncontravention. Neither the issuance of the Debt Securities by the Company or the execution and delivery of the Indenture by any party thereto nor the performance by such party of its obligations thereunder, as applicable, conflicted or will conflict with or resulted in or will result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date of this opinion letter, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date of this opinion letter.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities by the Company or that were or are required as a condition to the execution and delivery of the Indenture, as applicable, by the parties thereto or the performance by the parties of their obligations thereunder have been or will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date of this opinion letter.

(j) Registration; Trust Indenture Act. The Registration Statement shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture shall be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc. There has not been and will not be, as of the date the Indenture is or was executed and delivered, as applicable, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Debt Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Base Indenture, except for the applicable Supplemental Indenture.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Debt Securities.

3. Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) Authorizing Resolutions with respect to such Debt Securities have been adopted, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been authenticated in accordance with the provisions of the Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing the Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern the Indenture).

(c) Remedies. The enforceability of any provision in the Indenture to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in the Indenture.

(d) Unenforceability of Certain Provisions. Provisions contained in the Debt Securities or the Indenture that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Debt Securities or the Indenture invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indenture.

(f) Currency Conversion. We advise you that, as of the date of this opinion letter, a judgment for money in an action based on a Debt Security or an Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in United States dollars. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP